Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Ra Medical Systems, Inc.’s Form 8-K and the incorporation by reference in Ra Medical Systems, Inc. Registration Statements (333-264495, 333-262195, 333-254370, 333-252432, 333-250094, 333-240187, 333-239887, 333-237701, 333-237488, 333-237096, 333-230332, 333-227696, 333-227552, 333-226191, 333-267443, 333-269491, and 333-269612) of our report dated March 28, 2023, relating to the financial statements of Catheter Precision, Inc., as of and for the years ended December 31, 2022 and 2021, included as Exhibit 99.1 to such Form 8-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 28, 2023